Tidal Trust III 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 174 and No. 177 to the Registration Statement on Form N-1A of Tidal Trust III and to the use of our report dated December 30, 2025 on the financial statements and financial highlights of Fundstrat Granny Shots US Large Cap ETF, a series of Tidal Trust III. Such financial statements and financial highlights appear in the 2025 Financial Statements in Form N-CSR, which is incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

February 25, 2026